UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Performance Food Group Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 484-7700

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On September 1, 2021 (the “Closing Date”), Performance Food Group Company, a Delaware corporation (the “Company”), completed the previously announced acquisition of Core-Mark Holding Company, Inc., a Delaware corporation (“Core-Mark”), pursuant to the Agreement and Plan of Merger, dated as of May 17, 2021 (the “Merger Agreement”), by and among the Company, Longhorn Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub I”), Longhorn Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Merger Sub II”), and Core-Mark. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub I merged with and into Core-Mark (the “First Merger”), with Core-Mark continuing as the surviving corporation of the First Merger and a direct, wholly owned subsidiary of the Company (the “Surviving Corporation”). After the effective time of the First Merger (the “Effective Time”), the Surviving Corporation merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity of the Second Merger and a direct, wholly owned subsidiary of the Company. As a result of the Mergers, Core-Mark became a wholly owned subsidiary of the Company on the Closing Date.

Pursuant to the Merger Agreement and by virtue of the First Merger, at the Effective Time, each share of common stock, par value $0.01 per share, of Core-Mark (the “Core-Mark Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Core-Mark Common Stock owned, directly or indirectly, by the Company, Core-Mark (including as treasury stock or otherwise), Merger Sub I, Merger Sub II, and any shares of Core-Mark Common Stock as to which appraisal rights have been properly exercised) was automatically canceled and converted into the right to receive (i) 0.44 (such ratio, the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”) and (ii) $23.875 in cash, without interest (the “Per-Share Cash Amount” and, collectively, the “Merger Consideration”).

At the Effective Time, each outstanding time-based restricted stock unit of Core-Mark (each, an “RSU”) held by a non-employee director, whether vested or unvested, was cancelled and converted into the right to receive the Merger Consideration. Additionally, at the Effective Time, each other outstanding RSU, whether vested or unvested, was converted into a restricted stock unit relating to a number of shares of Company Common Stock equal to the number of shares of Core-Mark Common Stock subject to the RSU multiplied by the sum of (i) the Exchange Ratio, plus (ii) the quotient of the Per-Share Cash Amount divided by the volume weighted average sale price of Company Common Stock for the ten (10) full consecutive trading days ending on and including the business day prior to the Effective Time (the “Stock Award Exchange Ratio”) and otherwise subject to the same terms and conditions (including the vesting schedule and termination-related vesting provisions) applicable immediately prior to the Effective Time.

At the Effective Time, each outstanding performance-based restricted stock unit of Core-Mark (each, a “PSU”), whether vested or unvested, was converted into a corresponding time-based restricted stock unit subject to the same terms and conditions (including with respect to termination-related vesting provisions applicable immediately prior the Effective Time, provided that the performance-based vesting conditions no longer apply), and relating to a number of shares of Company Common Stock equal to the product of (i) for PSUs granted during the 2021 calendar year, (A) the number of shares of Core-Mark Common Stock subject to such PSU immediately prior to the Effective Time that would have vested based on the achievement of the greater of (1) the applicable performance at the target level and (2) the actual level of performance as of the Closing Date, based on the achievement of the applicable performance metrics applied on a pro rata basis with respect to the applicable performance period as determined in good faith by Core-Mark’s board of directors, multiplied by (B) the Stock Award Exchange Ratio, and (ii) for PSUs granted prior to the 2021 calendar year, (A) the number of shares of Core-Mark Common Stock subject to such PSU immediately prior to the Effective Time based on the achievement of the applicable performance metrics at the actual level of performance and as determined in good faith and consistent with past practice by Core-Mark’s board of directors, multiplied by (B) the Stock Award Exchange Ratio, and in each case of the foregoing clauses (i) and (ii), with any fractional shares rounded to the nearest whole share.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference in this Item 2.01.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, the Board of Directors (the “Board”) of the Company appointed Laura Flanagan to the Board, effective immediately. The Board has determined that Ms. Flanagan qualifies as an independent director under the corporate governance standards of the New York Stock Exchange, the Company’s Corporate Governance Guidelines and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Laura Flanagan, 53, is currently the Chief Executive Officer of Ripple Foods and serves on the board of Callaway Golf. She served as Chief Executive Officer of Foster Farms, the West Coast leader in branded and private label poultry, headquartered in Livingston, California, from 2016 to February 2019. She was previously the President of the Snacks Division of ConAgra Foods, Inc., a packaged foods company headquartered in Omaha, Nebraska, from 2011 until 2014, and served as President of ConAgra’s Convenient Meals Division from 2008 until 2011. Prior to joining ConAgra in 2008, Ms. Flanagan was Vice President and Chief Marketing Officer for Tropicana® Shelf Stable Juices at PepsiCo Inc. from 2005 to 2008. Ms. Flanagan also held various marketing leadership positions at General Mills, Inc. and PepsiCo Inc. from 1996 to 2005.

The compensation of Ms. Flanagan for her service as a non-employee director will be consistent with that of the Company’s other non-employee directors. The cash portion of her compensation will be prorated from the date of her appointment.

Other than the standard compensation arrangement described above, there is no arrangement or understanding between Ms. Flanagan and any other person pursuant to which she was selected as a director. Ms. Flanagan does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.         Regulation FD Disclosure.

On the Closing Date, the Company issued two press releases in connection with the completion of the Mergers. Copies of the Company’s press releases are furnished as Exhibit 99.1 hereto and Exhibit 99.2 hereto and incorporated by reference in this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 hereto and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 17, 2021, by and among Performance Food Group Company, Longhorn Merger Sub I, Inc., Longhorn Merger Sub II, LLC and Core-Mark Holding Company, Inc. (incorporated by reference to Exhibit 2.1 to Performance Food Group Company’s Current Report on Form 8-K dated May 18, 2021).*

99.1	Press Release of Performance Food Group Company, dated September 1, 2021.

99.2	Press Release of Performance Food Group Company, dated September 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules (as similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Dated: September 1, 2021	By:	/s/ A. Brent King
Name: A. Brent King
Title: Senior Vice President, General Counsel and Secretary